                                 EXHIBIT 10.34
                                 -------------

                    DATE OF LEASE EXECUTION: April 7, 1998



                                   ARTICLE I

                                 REFERENCE DATA

1.1  SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:        Connecticut General Life Insurance Company, on behalf of its
                 Separate Account R

MANAGING AGENT:  Trammell Crow NE, Inc.

LANDLORD'S & MANAGING AGENT'S ADDRESS:

                 Trammell Crow NE, Inc.
                 25 First Street
                         Cambridge, MA 02140
                 Attn:  Larry M. Glazer

LANDLORD'S CONSTRUCTION REPRESENTATIVE:  Gretchen McGill

TENANT:          VIALOG Corporation, a Massachusetts corporation

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

                 VIALOG Corporation
                         35 New England Business Center
                         Andover, Massachusetts 01810
                 Attn:  Teri LaPrade

TENANT'S CONSTRUCTION REPRESENTATIVE:  Robert Bean

LOT: The land known and numbered as 35 New England Business Center, Andover, Massachusetts.

BUILDING:        The building located on the Lot.

PREMISES:        The space located on the first (1st) floor of the Building as shown on Exhibit A.

                                       1
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RENTABLE FLOOR AREA
OF THE PREMISES:    11,907 square feet, subject to certification by Landlord

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  85,563 square feet

SCHEDULED TERM COMMENCEMENT DATE:  June 15, 1998

TERM: Commencing on the Term Commencement Date and continuing for six (6) years thereafter, plus the partial month at the beginning of the Term, if any, unless sooner terminated as provided herein

ANNUAL BASE RENT:   $105,000.00 for the first six (6) months of the Term,
                    $135,000.00 for the next six (6) months of the Term, and $178,605.00 for the remainder of the Term.

ESTIMATED ANNUAL CHARGE FOR
TENANT'S SHARE OF PREMISES EXPENSES:  $5.38 per square foot of Rentable Floor
                                      Area of the Premises.

ESTIMATED ANNUAL ELECTRICITY CHARGE:  $1.00 per square foot of Rentable Floor
                                      Area of the Premises

TENANT IMPROVEMENT ALLOWANCE:  $20.00 per square foot of Rentable Floor Area of the Premises.

PERMITTED USES:    Office Uses

COMMERCIAL GENERAL LIABILITY INSURANCE:

                   $1,000,000 combined single limit per occurrence, $2,000,000 annual aggregate, if aggregate is location specific, otherwise $10,000,000 annual aggregate.

BROKER:            Trammell Crow NE, Inc.

SECURITY DEPOSIT:  $59,535.00

1.2  EXHIBITS.

     The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

     EXHIBIT A  Plan showing Premises.

                                       2
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     EXHIBIT B  Specifications for Landlord's Work.

     EXHIBIT C  Rules and Regulations.

     EXHIBIT D  Declaration of Easements.

     EXHIBIT E  ERISA Parties in Interest List Separate Account R

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1.3  TABLE OF CONTENTS                                                      PAGE

ARTICLE II  PREMISES AND TERM.............................................    7
     2.1    DESCRIPTION OF PREMISES.......................................    7
     2.2    TERM..........................................................    8

ARTICLE III CONSTRUCTION..................................................    8
     3.1    DELIVERY OF PREMISES..........................................    8
     3.2    PREPARATION OF PREMISES FOR OCCUPANCY.........................    9
     3.3    GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.................   10
     3.4    CONSTRUCTION REPRESENTATIVES..................................   10
     3.5    ALTERATIONS AND ADDITIONS.....................................   10

ARTICLE IV  RENT..........................................................   11
     4.1    RENT..........................................................   11
     4.2    OPERATING COSTS...............................................   12
     4.3    ESTIMATED PREMISES EXPENSE PAYMENTS...........................   14
     4.4    ELECTRICITY...................................................   15
     4.5    CHANGE OF CALENDAR YEAR.......................................   16
     4.6    PAYMENTS......................................................   16

ARTICLE V   LANDLORD'S COVENANTS..........................................   17
     5.1    LANDLORD'S COVENANTS DURING THE TERM..........................   17
            5.1.1  Building Services......................................   17
            5.1.2  Additional Building Services...........................   17
            5.1.3  Repairs................................................   17
            5.1.4  Tenant Directory.......................................   17
            5.1.5  Quiet Enjoyment........................................   17
            5.1.6  Notice of Release of Hazardous Materials...............   18
     5.2    INTERRUPTIONS.................................................   18

ARTICLE VI  TENANT'S COVENANTS............................................   18
     6.1    TENANT'S COVENANTS DURING THE TERM............................   18
            6.1.1  Tenant's Payments......................................   18
            6.1.2  Repairs and Yielding Up................................   19
            6.1.3  Occupancy and Use......................................   19
            6.1.4  Rules and Regulations..................................   20
            6.1.5  Safety Appliances......................................   20
            6.1.6  Assignment and Subletting..............................   20
            6.1.7  Indemnity..............................................   21
            6.1.8  Tenant's Insurance.....................................   22
            6.1.9  Tenant's Worker's Compensation Insurance...............   22
            6.1.10 Landlord's Right of Entry..............................   23

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            6.1.11 Loading................................................   23
            6.1.12 Landlord's Costs.......................................   23
            6.1.13 Tenant's Property......................................   23
            6.1.14 Labor or Materialmen's Liens...........................   23
            6.1.15 Changes or Additions...................................   23
            6.1.16 Holdover...............................................   24
            6.1.17 Security...............................................   24
            6.1.18 Declaration of Easements...............................   24
ARTICLE VII DAMAGE AND DESTRUCTION; CONDEMNATION..........................   24
     7.1    FIRE OR OTHER CASUALTY........................................   24
     7.2    EMINENT DOMAIN................................................   26

ARTICLE VIII RIGHTS OF MORTGAGEE..........................................   28
     8.1    PRIORITY OF LEASE.............................................   28
     8.2    RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S
              LIABILITY...................................................   28
     8.3    MORTGAGEE'S ELECTION..........................................   29
     8.4    NO PREPAYMENT OR MODIFICATION, ETC............................   29
     8.5    NO RELEASE OR TERMINATION.....................................   29
     8.6    CONTINUING OFFER..............................................   30

ARTICLE IX  DEFAULT.......................................................   30
     9.1    EVENTS OF DEFAULT.............................................   30
     9.2    TENANT'S OBLIGATIONS AFTER TERMINATION........................   31
     9.3    DEFAULT BY LANDLORD...........................................   33

ARTICLE X   MISCELLANEOUS.................................................   33
     10.1   NOTICE OF LEASE...............................................   33
     10.2   NOTICES FROM ONE PARTY TO THE OTHER...........................   33
     10.3   BIND AND INURE................................................   33
     10.4   NO SURRENDER..................................................   34
     10.5   NO WAIVER, ETC................................................   34
     10.6   NO ACCORD AND SATISFACTION....................................   34
     10.7   CUMULATIVE REMEDIES...........................................   35
     10.8   LANDLORD'S RIGHT TO CURE......................................   35
     10.9   ESTOPPEL CERTIFICATE..........................................   35
     10.10  WAIVER OF SUBROGATION.........................................   36
     10.11  ACTS OF GOD...................................................   36
     10.12  BROKERAGE.....................................................   36
     10.13  SUBMISSION NOT AN OFFER.......................................   36
     10.14  APPLICABLE LAW AND CONSTRUCTION...............................   37
     10.15  AUTHORITY OF TENANT...........................................   37
     10.16  SECURITY DEPOSIT..............................................   38
     10.17  ERISA MATTERS.................................................   38

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                                   ARTICLE II

                               PREMISES AND TERM

2.1  DESCRIPTION OF PREMISES.

     Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises.

     Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including the parking facility serving the Building on a "first come, first served" basis, elevators and restrooms, and loading docks and loading areas, subject to Landlord's rules and regulations governing the use thereof, and (b) the building service fixtures and equipment serving the Premises.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises building service fixtures and equipment wherever located in the Building or on the Lot and (b) to alter or relocate any common facilities, it being understood that if any parking spaces are provided, the same may be relocated from time to time by Landlord, provided that in all events substitutions are substantially equivalent. Landlord also reserves the right at all reasonable times upon reasonable advance notice (except no notice is required in the event of an emergency) to enter upon the Premises, inspect the same and show the same to others, and in Landlord's discretion to make repairs, alterations or substitutions for the protection and maintenance of the Building or any part thereof.

     No more than once during the Term and not during the last twelve (12) months of the Term, Landlord shall have the right to relocate Tenant to similar space in the Building, provided that, Landlord gives written notice to Tenant of such relocation stating the area to which Tenant is to be relocated and the effective date of such relocation at least 3 months prior to such effective date. From and after the effective date of such relocation, the Premises as used herein shall be deemed to refer to the space to which Tenant is relocated. At the request of Landlord, Tenant shall enter into a written amendment to this Lease to reflect such relocation of the Premises and, if any, an adjustment in the Rentable Floor Area of the Premises and corresponding adjustment in the Annual Base Rent. Landlord shall reimburse Tenant for all out-of-pocket relocation costs incurred by Tenant in relocating the Premises.

2.2  TERM.

     To have and to hold for a period (the "Term") commencing on the Term Commencement Date (as defined in Section 3.2 hereof) and continuing for the Term, unless sooner terminated as provided herein.

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                                  ARTICLE III

                                 CONSTRUCTION

3.1  DELIVERY OF PREMISES.

     Tenant acknowledges that Tenant has had an opportunity to inspect the Premises. Except as set forth hereinafter, the Premises, shall be delivered to Tenant As Is, Where Is with all faults and without representations, warranty or guaranty of any kind by Landlord to Tenant. Landlord shall improve the Premises in accordance with plans prepared by Landlord and approved by Tenant (the "Plans"), such approval not to be unreasonably withheld which plans shall be consistent with the Specifications for Landlord's Work set forth in Exhibit B ("Landlord's Work"). Landlord shall provide a copy of a Certificate of Occupancy for the Premises to Tenant upon substantial completion of the Premises. Landlord shall use the contractor requested by Tenant in connection with Landlord's Work, subject to Landlord's approval of such contractor, such approval not to be unreasonably withheld or delayed. At Landlord's cost, Landlord shall also complete the common area corridor on the first floor of the Building leading to the Premises in accordance with Building standard specifications.

     The proposed Plans shall be approved or disapproved by Tenant no later than five (5) business days after their delivery to Tenant. Tenant shall be deemed to have approved the proposed Plans if Landlord does not receive a notice from Tenant disapproving the Plans and specifying in detail reasonable grounds for disapproval (a "Disapproval Notice") within said five (5) business day period. If Landlord receives a Disapproval Notice within said five (5) business day period, Landlord shall revise the Plans to respond to any reasonable grounds for disapproval specified therein and resubmit the Plans to Tenant. The revised Plans shall be approved or disapproved by Tenant no later than two (2) business days after their delivery to Tenant. Tenant shall be deemed to have approved the revised Plans if Landlord does not receive a Disapproval Notice from Tenant within said two (2) business day period; provided, however, that Tenant shall not be permitted to raise any grounds for disapproval which were not raised in the previous Disapproval Notice, unless they relate to changes in the revised Plans from the previous Plans reviewed by Tenant. In the event that Landlord receives a Disapproval Notice within said two (2) business day period, any further review of the Plans shall be subject to the same process until the Plans are approved. Time is of the essence of these provisions.

     Landlord shall pay all costs to complete Landlord's Work, including architectural and engineering fees, up to the Tenant Improvement Allowance. All costs in excess of the Tenant Improvement Allowance shall be paid by Tenant within ten (10) days of invoice by Landlord to Tenant therefor from time to time.

     All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations.

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     Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting Landlord's Work. Amounts due and payable on account of such change orders shall be paid by Tenant to Landlord within 30 days of Landlord's invoice to Tenant therefor.

     Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     Landlord agrees to use reasonable efforts to have the Premises completed no later than the Scheduled Term Commencement Date, subject to delays beyond Landlord's reasonable control and delays caused by Tenant. The Term Commencement Date shall be the earlier of (a) the date on which Landlord substantially completes Landlord's Work as reasonably determined by Landlord, provided that if Landlord is delayed in completing Landlord's Work as a result of a delay caused by Tenant, including, without limitation, Tenant's failure to comply with the provisions of Section 3.1 hereof or a change order requested by Tenant, the Premises shall be deemed to be substantially complete on the date on which Landlord would have substantially completed the Premises, but for such delay caused by Tenant, as reasonably determined by Landlord, or (b) Tenant's occupancy of the Premises.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Sections
3.1 and 3.2 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord within three (3) weeks after such commencement; provided, however, that Landlord shall correct latent defects in the Premises if Tenant provides written notice to Landlord thereof within twelve (12) months after such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after the Term Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

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3.4  CONSTRUCTION REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by any person designated as its construction representative in Section 1.1 hereof or by any other person designated by such party as its construction representative by notice to the party relying.

3.5  ALTERATIONS AND ADDITIONS.

     This Section 3.5 shall apply before and during the Term. Tenant shall not make any alterations and additions to the Premises except in accordance with plans and specifications first approved by Landlord. In no event shall any alterations or additions be considered or approved by Landlord which (a) involve or might affect any structural or exterior element of the Building or Building mechanical systems, including the common facilities of the Building, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot. All alterations and additions shall become a part of the Premises, unless and until Landlord, at its option, shall specify the same for removal pursuant to Section 6.1.2. All of Tenant's alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation and, except for installation of furnishings, equipment and telephone systems, and except as otherwise expressly set forth herein, shall be performed by general contractors first approved by Landlord. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry (i) workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and (ii) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $1,500,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot and immediately to discharge any such liens which may so attach. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Premises not otherwise billed to Tenant which shall, at any time after the commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant.

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                                  ARTICLE IV

                                     RENT

4.1  RENT.

     Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to 1/12th of the Annual Base Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Term Commencement Date; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2  OPERATING COSTS.

     A. Tenant shall pay to Landlord, as additional rent, Tenant's Share of Premises Expenses (as defined below), if any, on or before the 30th day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each calendar year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs,

     EXCLUDING the interest and amortization on mortgages for the Building and the Lot or leasehold interests therein; the cost of special services rendered to tenants (including Tenant) for which a special charge is made; brokers' commissions and finders' fees, costs incurred by Landlord to the extent they are reimbursed by insurance proceeds or under warranties, and costs incurred by Landlord in connection with disputes between Landlord and other tenants, l

     BUT INCLUDING, without limitation: real estate taxes (as defined below) on the Building and the Lot; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance (including, without limitation, fire, casualty and liability insurance); fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and the Lot, including, without limitation, a superintendent available to the Building; all electricity charges related to the common areas of the Building and heat pumps servicing the Building, and all utility charges incurred in the operation and maintenance of the Premises, the Building and the Lot not billed directly to tenants by Landlord or by the utility company (it being understood that each tenant shall pay electricity charges for lights and outlet consumption in such tenant's premises separately); all costs of cleaning the common areas of the Building and all windows on the exterior of the Building; all costs of maintenance, repairing, managing and operating the Building (including without limitation, all structural components and common facilities of the

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Building); payments to independent contractors under service contracts for cleaning the common areas and windows of the Building as aforesaid and for operating, managing, maintaining and repairing the Building and the Lot (which payments may be to affiliates of Landlord or Managing Agent provided the same are at reasonable rates consistent with the type of occupancy) and payments for the Managing Agent space for a building office on the ground floor or above; management fees not to exceed the rate of five percent (5%) of the aggregate fixed rent for the Building; all charges to Landlord allocable to the Building and the Lot for services performed by the manager of the office park in which the Building and the Lot are located or costs incurred with respect to such office park and, to the extent Landlord incurs additional charges applicable to the Building and another building or buildings located in the office park, the Building's pro rata share (as reasonably determined by Landlord) of such charges; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and the Lot, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs or which is required by law or the purpose of which is to maintain the Building as a first class office building, the cost thereof as reasonably amortized by Landlord, with interest at the prime commercial rate in effect from time to time at Bank of Boston in Boston, Massachusetts on the unamortized amount, shall be included in Landlord's Operating Costs.

     The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, Building and improvements, which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, Building and improvements, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

     B. "Premises Expenses" shall mean one hundred (100%) percent of Landlord's Operating Costs attributable to the Building and the Lot; provided, however, that in any calendar year in which the average annual occupancy of the Building is less than 95%, Landlord's Operating Costs as defined herein shall also include such additional costs as would reasonably have been incurred by Landlord with respect to the operating, administration, cleaning, repair, maintenance and management of the Property with 95% average annual occupancy.

     C. With respect to each calendar year falling within the Term, Tenant shall pay to Landlord, as additional rent, an amount equal to the product of (i) Landlord's Operating Costs for such calendar year, and (ii) a fraction, the numerator of which shall be the Rentable Floor Area of

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the Premises and the denominator of which shall be the Total Rentable Floor Area of the Building (such amount being referred to as "Tenant's Share of Premises Expenses"), or with respect to any portion of any calendar year falling within the Term, a pro rata share thereof for such portion.

     D. Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

     E. Landlord agrees to keep books and records with respect to Premises Expenses. Tenant, its authorized agent or representative, or a public accounting firm selected by Tenant, shall have the right upon advance written notice to Landlord to inspect those portions of the books of Landlord relating to Premises Expenses at the offices of Landlord's Managing Agent during business hours for the purpose of verifying information set forth in Landlord's Statements. Such inspection shall be at Tenant's sole cost, unless an audit conclusively determines that Landlord has overstated Landlord's Operating Costs in Landlord's Statement for the current year by over five percent (5%), in which event Landlord shall reimburse Tenant for the reasonable cost of such audit. In any event, errors disclosed shall be properly adjusted, and an appropriate adjustment shall be made to the payment of Tenant's Share of Premises Expense next coming due, or a payment made by Landlord to Tenant (or Tenant to Landlord as the case may be) in the amount of such adjustment if the Term has ended.

4.3  ESTIMATED PREMISES EXPENSE PAYMENTS.

     With respect to each calendar year or fraction thereof during the Term, Tenant shall pay to Landlord, as additional rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly Premises Expense payments (hereinafter "Estimated Monthly Premises Expense Payments") equal to 1/12th of Landlord's estimate of Tenant's Share of Premises Expenses for the respective calendar year (which amount shall initially be based upon the Estimated Annual Charge for Tenant's Share of Premises Expenses set forth in Section 1.1 hereof, as the same may be adjusted by Landlord in accordance herewith), with an appropriate additional payment (or credit by Landlord against Tenant's future payments of Tenant's Share of Premises Expenses) to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord may adjust such Estimated Monthly Premises Expense Payments from time to time and at any time during a calendar year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Premises Expense Payment.

4.4  ELECTRICITY.

     Tenant will be billed for electricity for Tenant's lights and outlet consumption on a monthly basis based on an annual estimate of $1.00 per rentable square foot. Should the actual average expense to Landlord per square foot for Tenant's electricity be different, an additional charge or a credit will be made at the end of each year's occupancy to be paid with or credited against the next monthly charge for Tenant's electricity. Notwithstanding the foregoing, Landlord reserves the right to assess Tenant's charge for electricity based on an engineer's survey of Tenant's electrical usage conducted from time to time or on sub-metering of all or part of the Premises or to separately meter the Premises in order that Tenant be billed directly for such charges by the provider of electricity. Such charges for Tenant's electricity shall be paid by Tenant as additional rent, either to Landlord at the same time and in the same manner as payments of Annual Base Rent or, if payable directly to the provider of electricity, directly to such provider before the charges therefor are due. Notwithstanding the foregoing, subject to Section 6.1.15 hereof, Tenant shall have the right to install a submeter (or to direct Landlord to install such submeter as part of Landlord's Work), at Tenant's sole cost and expense, to measure all of Tenant's consumption of electricity for Tenant's lights and outlet consumption in the Premises, in which event Tenant shall pay electricity for Tenant's lights and outlet consumption on a monthly basis based upon Tenant's actual usage as measured by such submeter.

     Tenant covenants and agrees that its use of electric current shall not exceed 3.0 watts per square foot of usable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems including check meters may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control.

     Landlord reserves the exclusive right to provide electric and other utility service to the Building. Tenant may request permission from Landlord (which consent may be withheld in its sole discretion) to arrange electric and other utility service exclusively serving the Premises. Should such permission be granted, however, such service shall be installed only in such locations and in such manner as shall be specifically approved by Landlord in its sole discretion, Tenant shall be responsible for restoration of any damage caused by such installation and Tenant shall be responsible for removal of such installations at the termination of this Lease. Landlord may limit Tenant's choice of electrical or other utility providers in order to avoid proliferation of such services to the Building or for any other reason. In no event, however, shall Landlord be responsible for any damages or inconvenience caused by interruption in or poor quality of electricity or other utility services provided to the Building or the Premises unless such damages are caused by the negligence of Landlord, its agents or employees.

4.5  CHANGE OF CALENDAR YEAR.

     Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year (excepting, however, during the current calendar year), and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned.
In all Landlord's Statements rendered under this Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

4.6  PAYMENTS.

     All payments of Annual Base Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Base Rent or additional rent or on account of leasehold improvements is paid more than 10 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the Bank of Boston in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.


                                   ARTICLE V

                             LANDLORD'S COVENANTS

5.1  LANDLORD'S COVENANTS DURING THE TERM.

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish during normal working hours heat, air-conditioning, elevator service, and hot and chilled water service during the Term, and to furnish cleaning service, snow removal, lighting of parking areas and maintenance of Building utility systems. Landlord shall also take reasonable security precautions in managing the Building. "Normal working hours" shall mean the hours of 8:00 A.M. through 6:00 P.M. Monday through Friday and the hours of 8:00 A.M. through 1:00 P.M. on Saturdays, and no hours on legal holidays and Sundays; provided, however, that Tenant shall have access to the Building 24 hours a day, 365 days a year, by means of a key or other access device to the main lobby of the Building to be provided to Tenant by Landlord. Tenant shall pay when due all amounts and charges for such services during hours other than normal working hours and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) in connection therewith. Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

     5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, other structural components and common facilities of the Building as may be necessary to keep them in serviceable condition; and

     5.1.4 Tenant Directory - To include Tenant's name on the Tenant directory maintained by Landlord in the main lobby of the Building.

     5.1.5 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

     5.1.6  Notice of Release of Hazardous Materials   - To provide written
notice to Tenant if Landlord receives written notice that there has been a release or a threat of release of Hazardous Materials on the Lot or the Building.

5.2  INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.


                                  ARTICLE VI

                              TENANT'S COVENANTS

6.1  TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - To pay when due (a) all Annual Base Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to
Section 5.1.2 hereof.

     6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any alterations and additions, the removal of which alterations and additions is required by agreement or specified to be removed by Landlord by notice to Tenant, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

     6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Building or the Lot; to keep the Premises clean and in a neat and orderly condition; and not to permit in the Building any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises, or the Lot or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or dispose of hazardous substances on the Premises without first submitting to Landlord a list of all such hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 and regulations adopted pursuant to said Act, and "hazardous substances", "hazardous wastes", "toxic substances", "toxic wastes" and terms of similar import under other applicable federal and state statutes and regulations adopted pursuant thereto.

     6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit C and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. Landlord shall enforce the Rules and Regulations in a nondiscriminatory manner.

     6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     6.1.6 Assignment and Subletting.

          A. Not without the prior written consent of Landlord to assign, mortgage, pledge, encumber, sell or transfer this Lease, in whole or in part, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law (it being understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant); as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Base Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay 50% of said excess to Landlord as and when received by Tenant. If

Tenant requests Landlord's consent to assign this Lease or sublet more than 25% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than 30 or more than 60 days after the date of such notice.

     If, at any time during the Term of this Lease, Tenant is:

          (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur a change in a majority of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

          (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur a change in a majority of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within ninety (90) days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby materially impaired. This paragraph shall not apply if (1) the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange or becomes listed on a recognized Securities Exchange, or (2) if the ownership of the stock thereof is altered through the exercise of stock options or stock warrants in existence as of the date of this Lease.

          B. The foregoing provisions of subparagraph (A) of this Section 6.1.6 shall not be deemed violated by an assignment of this Lease to any parent, wholly-owned subsidiary of such parent corporation or affiliate of Tenant ("affiliate of Tenant" shall mean any corporation which directly controls, beneficially owns or is under common control with Tenant, or which is directly controlled or beneficially owned by Tenant); provided however, that no such assignment shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to Landlord an agreement in recordable form, whereby the assignee agrees unconditionally to be personally bound by and to perform all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, whether or not accruing prior to or after the date of such assignment and whether or not relating to matters arising prior to such assignment and further agrees that, notwithstanding such assignment, the provisions of this Section 6.1.6 shall continue to be binding upon such assignee with respect to all future assignments.

          C. Not to assign this Lease to a party which results from a consolidation, merger, acquisition or sale of substantially all of the assets and stock of Tenant without obtaining, on each occasion, the prior written consent of Landlord.

          6.1.7 Indemnity - To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any of the foregoing unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, employees, contractors, licensees, sublessees or invitees.

     6.1.8 Tenant's Insurance - To maintain (a) all risk property insurance in amounts sufficient to fully cover Tenant's improvements and all property in the Premises which is not owned by Landlord and (b) public liability insurance on the Premises, with Landlord named as an additional insured, indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any of the foregoing of unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, employees, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis", and to furnish Landlord with certificates thereof. Such insurance shall be effected under valid and enforceable policies with insurers authorized to do business in Massachusetts as stock or mutual companies that are rated in the current edition of Best's Key Rating Guide, Property and Casualty as A and as
                   ----------------------------------------------
Class VII or higher. Such policies shall name Landlord and Tenant as the insureds as their respective interests may appear. Not later than the first to occur of (a) the Commencement Date or (b) the commencement of any activities by Tenant in or about the Premises and thereafter not less than 30 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 6.1.8, Tenant shall deliver to Landlord certificates of insurance issued by the insurers evidencing all such policies in form satisfactory to Landlord, accompanied by evidence satisfactory to Landlord of payment of the first installment of the premiums. Each such policy shall provide that it may not be cancelled and that its form, terms or conditions may not be changed without at least 30 days prior written notice to each insured named therein.

     6.1.9 Tenant's Worker's Compensation Insurance - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

     6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

     6.1.11 Loading - Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 80 pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

     6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence of Landlord.

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach.

     6.1.15 Changes or Additions - Not to make any changes or additions to the Premises without Landlord's prior written consent and only in accordance with
Article III hereto, provided that Tenant shall reimburse Landlord for all costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time.

     6.1.16 Holdover - To pay to Landlord the greater of twice (a) the then fair market rent as conclusively determined by Landlord or (b) the total of the Annual Base Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease; at the option of Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

     6.1.17 Security - To indemnify, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot by reason of the act of any intruder or any other person in or about the Premises or the Building.

     6.1.18 Declaration of Easements - To comply with the Declaration of Easements attached hereto as Exhibit D; it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or other premises to conform to such Declaration of Easements.


                                  ARTICLE VII

                     DAMAGE AND DESTRUCTION; CONDEMNATION

7.1  FIRE OR OTHER CASUALTY

     7.1.1 Subject to the provisions of Section 7.1.2 hereof, in the event during the Term hereof the Premises shall be partially damaged (as distinguished from "substantially damaged" as such term is hereinafter defined) by fire, explosion, casualty or any other occurrence covered or as may be required to be covered, as herein provided, by Landlord's insurance or by such casualty plus required demolition, or by action taken to reduce the impact of any such event, Landlord shall forthwith proceed to repair such damage and restore the Premises, or so much thereof as was originally constructed or delivered by Landlord to substantially its condition at the time of such fire, explosion, casualty or occurrence, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and, further provided that Tenant is not then in default of any of its obligations under this Lease beyond any applicable cure period. Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control.

     7.1.2 If, however, (i) the Premises should be damaged or destroyed (a) by fire or other casualty (1) to the extent of 25% or more of the cost of replacement, or (2) so that 25% or more of the principal area contained in the Premises shall be rendered untenantable, or (b) by any casualty other than those covered by insurance policies required to be maintained by Landlord under this Lease (hereinafter "substantially damaged"), or (ii) the Premises shall be damaged in whole or in part during the last 2 years of the Term, or (iii) there shall be damage to the Premises of a character as cannot reasonably be expected to be repaired within 12 months from the date of casualty, or (iv) such restoration involves the demolition of or repair of damage to 25% percent or more of the Premises, or (v) applicable law requires the demolition of the Building or forbids the rebuilding of the damaged portion of the Building, or
(vi) such restoration requires repairs in an amount in excess of the insurance proceeds recovered or recoverable, or (vii) Landlord's mortgagee shall require that the insurance proceeds from such damage or destruction be applied against the principal balance due on any mortgage, Landlord may, at its option, either terminate this Lease or elect to repair the Premises and Landlord shall notify Tenant as to its election within 90 days after such fire or casualty. If Landlord elects to terminate this Lease, the Term hereof shall end on the date specified in the notice (which shall be the end of a calendar month and not sooner than 30 days after such election was made). If Landlord does not elect to terminate this Lease, then Landlord shall perform such repairs set forth in Section 7.1.3 hereof and Tenant shall perform such repairs in the Building as set forth in
Section 7.1.4 hereof, and the Term shall continue without interruption and this Lease shall remain in full force and effect.

     If Landlord has not elected to terminate this Lease and if there shall be damage to the Premises of a character as cannot (in the judgment of Landlord's engineer) reasonably be expected to be repaired within 24 months from the date of casualty, then Tenant may, at its option, terminate this Lease provided that Tenant's election shall be made within 30 days of Landlord's delivery of the estimate of Landlord's engineer as to the time period required for restoration.

     7.1.3 If neither Landlord nor Tenant elects to terminate this Lease as provided in Section 7.1.2 hereof and if Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure period provided for herein, Landlord shall, provided any third party mortgagee of the Building makes insurance proceeds available for restoration, reconstruct as much of the Premises as was originally constructed by Landlord (it being understood by Tenant that Landlord shall not be responsible for any reconstruction of leasehold improvements, which reconstruction is the sole responsibility of Tenant) to substantially its condition at the time of such damage, but Landlord shall not be responsible for any delays which may result from any cause beyond Landlord's reasonable control.

     7.1.4  If Landlord does not elect to terminate this Lease as provided in
Section 7.1.2 hereof, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6.1.15 hereof to the extent not required to be repaired by Landlord pursuant to the provisions of this Section 7.1, including, but not limited to, the repairing and/or replacement of its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable, but in no event more than 90 days thereafter.

     7.1.5 All proceeds payable from Landlord's insurance policies with respect to the Premises shall belong to and shall be payable to Landlord. If Landlord does not elect to terminate this Lease as provided in Section 7.1.2 hereof, Landlord shall disburse and apply so much of any insurance recovery as shall be necessary against the cost to Landlord of restoration and rebuilding of Landlord's work referred to in Section 7.1.3 hereof, subject to the prior rights of any lessor under a ground or underlying lease covering the Building and/or the holder of any mortgage liens against the Building.

     7.1.6 In the event that the provisions of Section 7.1.1 or Section 7.1.2 shall become applicable, the Annual Base Rent and additional rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do.

7.2  EMINENT DOMAIN.

     If, after the execution and before termination of this Lease, the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, the Term shall cease as of the day possession shall be taken by such authority, and Tenant shall pay rent up to that date with a pro-rata refund by Landlord of such rent and additional rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

     If less than 25% of the Premises shall be so taken or conveyed, this Lease shall cease only as respects the parts so taken or conveyed, as of the day possession shall be taken, and Tenant shall pay rent up to that day, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, and thereafter the Annual Base Rent shall be equitably adjusted. Pending agreement of such rental adjustment, Tenant agrees to pay to Landlord the Annual Base Rent in effect immediately prior to the taking by eminent domain. Landlord shall at its expense make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit.

     If more than 25% of the Premises shall be so taken or conveyed, then the Term shall cease only as respects the part so taken or conveyed, from the day possession shall be taken, and Tenant shall pay rent to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, but Landlord shall have the right to terminate this Lease upon notice to Tenant in writing within 30 days after such taking of possession. If Landlord does not elect to terminate the Lease, all of the terms herein provided shall continue in effect except that the Annual Base Rent shall be equitably adjusted, and Landlord shall make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit.

     All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to seek a separate award for Tenant's stock, trade fixtures and relocation expense.

     In the event of any taking of the Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby and rent shall not abate.

                                  ARTICLE VIII

                              RIGHTS OF MORTGAGEE


8.1  PRIORITY OF LEASE.

     This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage or deed of trust.

     Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

8.2  RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

8.3  MORTGAGEE'S ELECTION.

     Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.4  NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Annual Base Rent, additional rent, or any other charge more than 10 days prior to the due date thereof. No prepayment of Annual Base Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5  NO RELEASE OR TERMINATION.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6  CONTINUING OFFER.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.


                                  ARTICLE IX

                                    DEFAULT

9.1  EVENTS OF DEFAULT.

     If any default by Tenant continues, in case of Annual Base Rent, additional rent or any other monetary obligation to Landlord for more than 5 days; or if any default by Tenant under the provisions of Section 10.9 hereof continues for more than 10 days; or if any default by Tenant continues in any other case for more than 30 days after notice and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant promptly commences to cure such default and diligently pursues such cure without interruption to completion; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any Chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law.

Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2  TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, (i) the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term and (ii) the unamortized portion of the actual out-of-pocket costs and expenses incurred by Landlord in completing the Leasehold Improvements, amortized on a straight-line reduction basis from 100% to 0% over a 6 year period commencing on the Commencement Date. In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     So long as at least 12 months of the Term remain unexpired at the time of such termination, in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Base Rent and additional rent accrued under
Article IV in the 12 months ended next prior to such termination plus the amount of Annual Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

9.3  DEFAULT BY LANDLORD.

     Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, together with such additional time as may reasonably be required to correct any such default, after notice by Tenant to Landlord properly specifying in reasonable detail the respects in which Landlord has failed to perform any such obligations.


                                   ARTICLE X

                                 MISCELLANEOUS

10.1  NOTICE OF LEASE.

     Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2  NOTICES FROM ONE PARTY TO THE OTHER.

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.

10.3  BIND AND INURE.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.4  NO SURRENDER.

     The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.5  NO WAIVER, ETC.

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.6  NO ACCORD AND SATISFACTION.

     No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.7  CUMULATIVE REMEDIES.

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.8  LANDLORD'S RIGHT TO CURE.

     If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then prime commercial rate of interest being charged by the Bank of Boston in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.9  ESTOPPEL CERTIFICATE.

     Each party agrees, from time to time, upon not less than 15 days' prior written request by the other, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Base Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee, or any permitted assignee or subtenant of Tenant.

10.10  WAIVER OF SUBROGATION.

       Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.11  ACTS OF GOD.

       In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.12  BROKERAGE.

       Tenant and Landlord represent and warrant that they dealt with no brokers in connection with this transaction other than the Broker and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Broker in connection with this Lease. Landlord hereby agrees to pay the brokerage fees to the Broker in connection with the execution and delivery of this Lease.

10.13  SUBMISSION NOT AN OFFER.

       The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.14  APPLICABLE LAW AND CONSTRUCTION.

       This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

       There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

       The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

       Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.15  AUTHORITY OF TENANT

       Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that: (a) Tenant (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the corporate power to execute and deliver and perform its obligations under this Lease and
(b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound.

10.16  SECURITY DEPOSIT

       Simultaneously with Tenant's execution and delivery of this Lease, Tenant shall pay to Landlord an amount equal to the Security Deposit to be held by Landlord, as security, without interest, for and during the Term. Landlord shall have the right, but not the obligation from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit or any portion thereof or interest thereon, to Landlord's damage resulting from any default by Tenant. On termination of the Term, the Security Deposit, or the portion thereof then held by Landlord shall be returned to Tenant, provided there exists no breach of any provision of this Lease by Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

10.17  ERISA MATTERS

       It is understood that Landlord is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time ("ERISA") and as a result may be prohibited by law from engaging in certain transactions. Tenant represents and warrants to the best of its knowledge after due inquiry that neither Tenant nor its "affiliates" (as defined in Part V (c) of Prohibited Transaction Exemption 84-14, issued March 12, 1984) has, or within the immediately preceding one year has exercised the authority to appoint or terminate CIGNA Investments, Inc. or its affiliate as an asset manager with respect to the assets of any plan identified on Exhibit E attached hereto.

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                         LANDLORD:

                         CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of its Separate Account R

                         By:  CIGNA Investment, Inc.



                              By:    /S/ Leon Pouncy
                                    --------------------------
                                    Its:  Managing Director


                         TENANT:

                         VIALOG CORPORATION


                         By:     /S/ Glenn D. Bolduc
                              ---------------------------------
                              Name:  Glenn D. Bolduc
                              Title:  President and CEO
                              Hereunto duly authorized

                              A copy of Tenant's corporate authorization for such execution is attached hereto.

                                   EXHIBIT A

                             Plan Showing Premises

       (A one page diagram of the Premises is set forth under Exhibit A)

                                   EXHIBIT B
                        35 NEW ENGLAND BUSINESS CENTER
                              TENANT FINISH WORK

Landlord, in accordance with the allowance for Tenant Improvements stipulated in this proposal , shall furnish and install in accordance with final, approved plans, the following Building Standard Improvements.

1.       Floor Covering

(a) Carpeting shall be provided in the areas of the premises specified on the approved plan. The building standard carpet shall be 30 ounce direct glue down, dense cut pile carpet or textured loop.
(b) Vinyl composition tile floor (12' x 12' x 3/32') shall be provided in the specified portions of the space.
(c) Vinyl wall base shall be provide don each side of partitions and along exterior walls.

2.       Ceiling

         Acoustical ceilings will be provided through the premises as designated in approved plans. Ceilings will be 2' x 2' tegular with reveal edge, off-white fissured. Ceiling height is designed for 8'6'' off each floor.

3.       Drywall

         (a) Demising walls will consist of 5/8'' gypsum board on 2 1/2 studs from the floor to the underside of the structure above, with sound-batt insulation.
         (b) Interior walls will consist of 5/8" gypsum board on 2 1/2 studs from the floor to penetrate the ceiling grid.

4.       Painting

         (a) All standard interior partitions, all exterior wall surfaces and all demising partitions within the premises will receive two coats of eggshell latex wall paint. Color selection will be made from building standard samples submitted by Landlord.

         (b) Building standard entrance/exit door frames to and from the premises will be hollow metal.

5.       Doors and Hardware

         (a) Tenant entry doors will be full height, 1 3/4" thick, solid core, cherry doors. Doors will be set in building standard pre-finished metal door frames.

         (b) Building standard interior doors shall be 3' x 7' and 1 3/4" thick, solid core, cherry doors, set in building standard hollow metal door frames.

         (c) Tenant entry doors will have brushed chrome door hardware package consisting of lockset and hinges. Each door will have a doorstop and closer.

         (d) Building standard interior doors will have one brushed chrome door hardware package consisting of latchset and hinges. Each door will have a doorstop.

6.       Electrical

         (a) Lighting: Standard lighting fixtures shall be 2' x 4' x 3 1/2", 3 tube, parabolic, with 18 cells and an energy saving ballast. One fixture will be provided per 85 square feet.

         (b) Switching: One 20 amp wall-mounted, single pole light switch shall be provided per every eight standard allowance light fixtures.

         (c) Outlets: Duplex receptacles will be 120 volt, 15 amp grounding type, completely installed and circuited with a total of 8 duplex receptacles per circuit.

7.       HVAC

         (a) The variable air volume HVAC system will be designed and installed in accordance with the Energy Article of the Massachusetts Building Code to provide adequate heating and air conditioning for the respective seasons. Plans will be provided by Landlord and will include full distribution and mixing of the HVAC system.

         (b) Terminal control boxes shall be supplied on a basis of one per 750 square feet.

8.       Sprinklers

         Sprinklers will be concealed head type with flat white covers and will be provided to meet Code requirements for a light hazard index.

                                 EXHIBIT C TO
                          NEW ENGLAND BUSINESS CENTER
                                     LEASE

                             Rules and Regulations

         RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may take, from time to time, for the building.


1. Any sign, lettering, curtain, picture, notice or advertisement installed within Tenant's Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed at Tenant's costs and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.


2. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of the Landlord.


3. Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in/and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.


4. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use for operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.


5. Tenant shall not perform any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its lease.

6. Tenants shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most cost effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.


7. Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide Landlord the means of opening any sages, cabinets or vaults left in the Premises.


8. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and other means of entry to the Premise closed and secured.

9. Peddlers, solicitors and beggars shall be reported to the office of the Building ar as Landlord otherwise requests.


10. Tenant shall not install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises, or use any method of heating other than that provided for in this lease, without the written permission of Landlord.


11. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.


12. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant Plans submitted pursuant to the Lease) and Tenant shall not permit of suffer anyone to:


(a)      Cook in the Premises;

(b) Place vending or dispensing machines of any kind in or about the Premises;

(c) At any time sell., purchase or give away, or permit the sale, purchase of gift of, food in any form.

13.      Tenant shall not:

(a) Use the Premises for lodging, manufacturing or for any immoral or illegal purposes.

(b) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

(c) Use the Premises to engage in the manufacture or sale of. Or permit the use of , any illegal drugs on the Premises.

14. In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms (except as may be used in normal back security procedures) or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.


15. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.


16. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord. Landlord shall have the right to approve where and how electrical, telephone and telegraph wires are to be introduced, and the location of the telephones, call boxes and other office equipment affixed to the leased Premises; provided, that such approval shall not be unreasonable withheld. Landlord reserves the right to enter upon the leased Premises for the purpose of installing additional electrical wiring and/or other utilities for the benefit of the Tenant or adjoining tenants.

17. Bicycles shall not be permitted in the Building in other than Landlord-designated areas.


18. Tenant shall cooperate and participate in all security programs affecting the Building.


19. In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other Tenant the right to do any such act.

20. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building except in receptacles for that purpose. No animals or birds shall be brought or kept in or about the Building.

21. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from the Landlord, Tenant will refrain from or discontinue such advertising.

22. Tenant shall not mark, pain, drill into, alter, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.


23. Landlord shall have the right to limit or control the number and format of listings on the main Building directory.


24. Tenant's use of delivery areas, loading areas and freight elevators shall be scheduled in advance with Landlord and shall be subject to the approval of Landlord.


25. Entry and exiting to and from the Office Park and use of all roads, driveways and walkways in the Office Park shall be subject to such traffic and use rules and regulations as Landlord may promulgate and provide to Tenant from time to time.


26. Landlord reserves the right to exclude or expel any person who, in the reasonable judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner be in violation of these Rules and Regulations.


27. Landlord reserves the right to make such other uniform and reasonable rules and regulations as may from time to time be needed for the safety, care and cleanliness or for the preservation of good order therein.

                                   EXHIBIT D

                           DECLARATION OF EASEMENTS
                           ------------------------

         Instruments made as of the 23rd day of September, 1988 by and among Thomas M. Alperin, Theodore R. Tye, John P. Feeney and Julia B. Marciano, as Trustees of New England Business Center Realty Trust under Declaration of Trust dated December 1, 1987, recorded with the Essex North Registry of Deeds in Book 2645, Page 165, as amended of record ("Declarant").

                               WITNESSETH THAT:
                               ----------------

         WHEREAS, Declarant is the fee owner of the Land shown on a plan in three sheets entitled "Definitive Plan, New England Business Center Drive, Andover, Mass." Dated March 4, 1988, latest revision April 21, 1988, by Haynes Engineering, Inc. recorded with said Deeds on June 8, 1988 as Plan No. 11172 ("Subdivision Plan"); and

         WHEREAS , THE LAND SHOWN ON THE Subdivision Plan has been lawfully subdivided into six lots, identified as Parcel 1, Parcel 2, Parcel 3, Parcel 4, Parcel 5 and Parcel 6 on the Subdivision Plan (said Parcels 1 through 6 being collectively hereinafter referred to as the "Premises"); and

         WHEREAS, New England Business Center Drive, as shown on the Subdivision Plan, provides a common entrance/roadway to the Premises; and

         WHEREAS, Declarant plans to develop the Premises as an integrated office/research and development park to be known as New England Business Center ("NEBC"); and

         WHEREAS, the development of NEBC requires that each of the buildings and other improvements to be constructed on each of the six parcels (or on any future parcels that may be created by the consolidation or resubdivision of the land included within the Premises) shall have the benefit of certain rights and easements for access, utility and drainage purposes affecting one or more of the other parcels within NEBC, including rights to use New England Business Center Drive as a common entrance/roadway; and

         WHEREAS, Declarant intends to provide for an overall park manager for NEBC to maintain such common facilities and to create a mechanism for each parcel within NEBC to contribute its share of such maintenance costs; and

         WHEREAS, the various easement areas referenced in this instrument are shown on the Subdivision Plan;

         NOW, THEREFORE, for consideration paid, and intending to benefit and to burden each of the parcels within NEBC as described herein for purposes of furthering the common development plan for NEBC, Declarant declares for itself, its successors and assigns, as owner from time to time of all or any portion of the premises, that Parcel 1, Parcel 2, Parcel 3. Parcel 4,

Parcel 5 and Parcel 6 (and any future parcels that may be created by the consolidation or resubdivision of the land included within the Premises) shall have the benefit of and be burdened by the following rights and easements in connection with the development of NEBC.

1.       Access. There shall be appurtenant to each Parcel, in common with every
         ------
         other parcel comprising a portion of the Premises, the permanent right and easement:


         (a) to use New England Business Center Drive for all purposes for which streets and ways are now or in the future may be used in the Town of Andover, including installation of utilities;

         (b) to use that portion of Parcel 2 identified on Sheet 2 of the Subdivision Plan as "25' Wide Access & Utility Easement" for the purpose of providing emergency access to such Parcel;

         (c) to use that portion of the area identified on Sheet 2 of the Subdivision Plan as "40' Wide Access Easement" that is located on Parcel 2 for the purpose of providing emergency access to such Parcel;

         (d) to use those portions of Parcel 4 identified on Sheet 2 of the Subdivision Plan as "25' Wide Access & Utility Easement" and "20' Wide Emergency Access Easement" for the purpose of providing emergency access to such Parcel; and

         (e) to use that portion of the area identified on Sheet 2 of the Subdivision Plan as "40' Wide Access Easement" that is located on Parcel 4 for the purpose of providing emergency access to such Parcel,

2. Utilities. There shall be appurtenant to each Parcel, in common with every other Parcel comprising a portion of the Premises, the permanent right and easement:

         (a) to install, maintain, repair, replace, relocate and use utilities (including drainage and water lines) in, under and through that portion of Parcel 2 identified on Sheet 2 of the Subdivision Plan as "25' Wide Access & Utility Easement";

         (b) to install, maintain, repair, replace, relocate and use utilities (including drainage and water lines) in, under and through those portions of Parcel 4 identified on Sheet 2 of the Subdivision Plan as "25' Wide Access & Utility Easement" and "20' Wide Utility Easement";

         (c) to install, maintain, repair, replace, relocate and use sewer lines in, under and through (i) that portion of the area identified on the Subdivision Plan as "30' Wide Sewer Easement" that is located on Parcel 3, and (ii) a 15 foot wide strip of Parcel 3 that is located adjacent to and easterly of said "30' Wide Sewer Easement";

         (d) to install, maintain, repair, replace, relocate and use sewer lines in, under and through (i) that portion of the area identified on the Subdivision Plan as "30' Wide Sewer Easement" that is located on Parcel 5, and (ii) a 15 foot wide strip of Parcel 5 that is located adjacent to and easterly of said "30' Wide Sewer Easement";

         (e) to install, maintain, repair, replace, relocate and use electric and telephone utilities in, under, over and through that portion of the area identified on the Subdivision Plan as "10' x 25' Electric & Telephone Easement" that is located on Parcel 1;

         (f) to install, maintain, repair, replace, relocate and use electric and telephone utilities in, under, over and through that portion of the area identified on the Subdivision Plan as "10' x 25' Electric & Telephone Easement" that is located on Parcel 2;

         (g) to install, maintain, repair, replace, relocate and use electric and telephone utilities in, under, over and through that portion of Parcel 5 identified on the Subdivision Plan as "10' x 25' Electric & Telephone Easement";

         (h) to use, install, maintain, repair, replace, relocate and use drainage lines in, under and through both of those portions of Parcel 1 identified on the Subdivision Plan as "20' Wide Drain Easement";

         (i) to use, install, maintain, repair, replace, relocate and use drainage lines in, under and through that portion of Parcel 5 identified on the Subdivision Plan as "20' Wide Drain Easement";

         (j) to use, install, maintain, repair, replace, relocate and use drainage lines in, under and through both of those portions of Parcel 6 identified on the Subdivision Plan as "20' Wide Drain Easement".

3.       Common Driveways.
         -----------------

         (a) There shall be appurtenant to Parcel 2 the permanent right and easement, in common with Parcel 4, to use that portion of Parcel 4 identified on Sheet 2 of the Subdivision Plan as "25' Wide Access & Utility Easement" for all purposes for which streets and ways are now or in the future may be used in the Town of Andover, including installation of utilities.

         (b) There shall be appurtenant to Parcel 3 the permanent right and easement, in common with Parcel 5, to use that portion of Parcel 5 identified on Sheet 1 of the Subdivision Plan as "15' Wide Access Easement to Parcel 3" (which area is identified on Sheet 2 of the Subdivision Plan as "15' Wide Access Easement to Parcel 3") for all purposes for which streets and ways are now or in the future may be used in the Town of Andover, including installation of utilities.


         (c) There shall be appurtenant to Parcel 4 the permanent right and easement, in common with Parcel 2, to use (i) that portion of Parcel 2 identified on Sheet 2 of the Subdivision Plan as "25' Wide Access & Utility Easement" and (ii) that portion of the area identified as "40' Wide Access Easement" that is located on Parcel 2 for all purposes which streets and ways are now or in the future may be used in the Town of Andover, including installation of utilities.

         (d) There shall be appurtenant to Parcel 5 the permanent right and easement, in common with Parcel 3, to use that portion of the area identified on the Subdivision Plan as "30' Wide Sewer Easement" that is both located on Parcel 3 and adjacent to that portion of Parcel 5 identified on Sheet 1 of the Subdivision Plan as "15' Wide Access Easement to Parcel 3" (which area is identified on

                  Sheet 2 of the Subdivision Plan as "15' Access Easement to Parcel 3") for all purposes for which streets and ways are now or in the future may be used in the Town of Andover, including installation of utilities.


4.       Parcels Affected by Easement Areas. Any parcel affected by a particular
         -----------------------------------
         easement area may use the same in common with other parcels with easement rights therein for the same purposes and for any other purposes not inconsistent with the easement rights appurtenant to the other parcels.

5.       Definitions. As used in this instrument, utilities (including drainage
         ------------
         lines) shall include all necessary end-walls, catch basins, manholes, transformers and any other necessary fixtures, apparatus and appurtenances of the same and any replacements of any of the foregoing.


6.       Possible Resubdivision or consolidation of Parcels. In the Event that
         ---------------------------------------------------
         Declarant resubdivides or consolidates some or all of Parcel 1, Parcel 2, Parcel 3, Parcel 4, Parcel 5 or Parcel 6, it is Declarant's intention that the resulting parcels shall have as appurtenant thereto the same rights and easements provided for herein with respect to the same easement areas shown on the Subdivision Plan.

7.       Administration of Agreement and Functions of Park Manager.
         ----------------------------------------------------------

(a)      Appointment - Declarant hereby appoints National Development Asset
         -----------
         Management, Inc. a Pennsylvania corporation, (NDAM) as Park Manager for as long as Declarant owns any parcel or manages any building within NEBC. For as long as Declarant owns any parcel or manages any building within NEBC, Declarant shall have the right to replace NDAM and to appoint any other entity as Park Manager. Prior to the sale by Declarant of its last remaining parcel within NEBC, Declarant shall turn over the maintenance functions hereunder to an entity to be formed by the majority vote of all of the then parcel owners within NEBC and shall record a certificate with said Deeds designating such entity. If Declarant fails to take such action within thirty (30) days of such sale, the majority of such parcel owners shall make such designation and shall record such a certificate, which shall be conclusive on all parties.

(b)      Maintenance.  The Park Manager shall maintain all easement areas within
         ------------
         NEBC including snowplowing, landscaping, roadway, utility, lighting and drainage maintenance, and environmental testing. Not withstanding the foregoing, the owner of Parcel 3 shall be responsible for and shall bear the expense of snowplowing, landscaping, and roadway, lighting and drainage maintenance for the easement area described in Section 3(b) and 3(d) above.

(c)      Environmental Testing.  The Park Manager shall have the right, but not
         ----------------------
         the obligation, to administer a general testing program within NEBC to assure compliance by owners and tenants within NEBC with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 36091 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Said testing program shall be a common expense of the owners of Parcel 1, 2, 3 and 4.

         If the Park Manager has reason to believe that there is non-compliance with any such laws on any parcel within NEBC, the Park Manager may, at its option, after giving notice to the owner of such parcel and 30 days to cure such non-compliance (or to commence and diligently prosecute such cure to completion), investigate, inspect and bring into conformity with law such noncompliance at the sole expense of the owner of such parcel.

(d)      Payment and Collection of Maintenance Fees.
         -------------------------------------------

(i) The owners of Parcels 1, 2, 3 and 4 within NEBC shall each be responsible for its share of annual common park maintenance fees. Such parcel owner's share shall be determined by a fraction, the numerator of which shall be the square footage of the building on the individual parcel and the denominator of which shall be the total square footage of occupied buildings within NEBC. There shall be a pro-ration for the number of months in the year in which a certificate of occupancy for any building is issued.

         The term "common park maintenance fees" shall include the following:
         (i)snowplowing, landscaping, roadway, utility, lighting and drainage maintenance and operational costs (including replacement costs) for all easement areas, (ii)environmental testing costs, (iii)maintenance and operational costs (including park amenities or services and (iv)taxes, operational costs and management fees associated with the foregoing.

(ii) The Park Manager shall prepare an annual statement of estimated common park maintenance fees at the beginning of each calendar year. Parcel owners shall be billed quarterly (or annually, in the Park Manager's discretion) according to such statement. A final statement shall be issued within 60 days after the end of each calendar year. Any overages shall be applied to the following year's common park maintenance fees. Such expense budget may be modified by the Park Manager during the year for any unusual expenses

(iii) If the owner of any parcel (the "defaulting party") fails to pay its obligations hereunder within thirty (30) days' after receiving a bill therefor, the Park Manager may charge interest on such costs at the Bank of Boston prime rate plus four percent (4%) (the "Default Rate"). In addition, the Park Manager shall be permitted to record a notice of lien of such obligation with said Deeds pursuant to the provisions of G.L. c.254; and in connection with the recording of such notice of lien, such owner hereby appoints the Park Manager, such appointment being coupled with an interest and being unconditional and irrevocable, as its true and lawful attorney with full power of substitution and with the power for the other, or in the name and capacity of the appointing party, to execute such notice of lien in the name of and on behalf of the other, so as to permit such notice of lien to be so recorded.

(iv) At its discretion, the Park Manager may bill directly any parcel owner for expenses that the Park Manager determines are associated with the willful act or gross negligence of such parcel owner, its agents or invitees.

8.       Relocation of Easement Areas.  Unless prohibited by a public authority
         -----------------------------
         having jurisdiction, any parcel owner or the Park Manager shall have the right, at any time and from time to time, to relocate any or all of an easement area (and the utilities therein) elsewhere upon the same parcel provided that (a)the parcel owner provides reasonable advance written notice to the Park Manager, describing such relocation; (b)the work of any such relocation is paid for by the party undertaking the relocation; (c)such relocation, and the work in completing the relocation, has received all necessary governmental approvals, complies with all applicable laws and regulations (including without limitation laws for the protection of wetlands) and does not affect any permits or approvals applicable to any portion of New England Business Center
         (including without limitation, subdivision approval for New
         England Business Center); and (d)such work, once commenced, is diligently prosecuted to completion, is done in a good and workmanlike manner and does not unreasonably interrupt utility services within the affected easement area. Upon the recording with said Deeds of (i)a plan showing each relocation (the cost of which shall be borne by the party undertaking the relocation) and
         (ii)a certificate by the party effecting such relocation referring to this instrument and certifying to the fact that such relocation has been completed as required hereby, the rights and easements created herein with respect to those portions of an easement area so relocated shall cease and determine and shall attach to the relocated portions thereof as if originally created with respect thereto.


9.       Underground Installation of Utilities.  All utilities that may be
         --------------------------------------
         installed pursuant to the rights created herein shall be installed underground, provided that stormwater drainage pipes located in those portions of Parcels 1, 5 and 6 indicated on the Subdivision Plan as "20' Wide Drain Easement" may terminate in headwalls and swales, if permitted by law, and above ground electrical transformers may be located within the various areas designated as "10' x 25' Electric & Telephone Easement".


10.      Compliance with Law. Each party exercising any rights hereunder shall
         --------------------
         comply with all applicable laws and regulations. If necessary to allow the full exercise of rights hereunder by a particular benefited owner, the owner of any other parcel shall, if requested, execute appropriate consents, approvals, permit applications or the like evidencing the rights created hereunder.


11.      Restoration of Easement Areas. If, in the exercise of any easement
         ------------------------------
         rights hereunder, any party shall disturb the surface of an easement area, such party shall, as nearly as may be practicable, promptly restore the same to its former condition.


12.      Entry to Effect Easement Rights. The rights and easements provided for
         --------------------------------
         herein with respect to utilities and roadway maintenance shall include, in each instance, the right and easement to enter upon the relevant easement area at any time and from time to time upon reasonable advance notice to the owner of the affected parcel and the Park Manager (except in the event of an emergency, when no notice shall be required), in connection with the exercise of such rights.

13.      Self-Help if Park Manager Fails to Perform. If the Park Manager fails
         -------------------------------------------
         to perform its obligations hereunder, any affected parcel owner may undertake to perform such obligations, provided that, prior to taking such action, a parcel owner must give 15 days' advance written notice to the Park Manager (except in the event of an emergency, when no notice shall be required). In such event, the cost so incurred by a parcel owner shall be shared among the parcels according to the formula set forth in Section 7(d)(i) above.


14.      Insurance. Each parcel owner shall carry its own insurance in
         ----------
         connection with the exercise of it easement rights on other lots within NEBC and agrees to indemnify, exonerate and hold harmless the other parcel owners within NEBC, and those claiming by, through or under them, from and against any and all loss, liability, cost, damage and expense arising out of, or alleged to have arisen out of, any excavation, construction or other work or entry made on an easement area in connection herewith by such parcel owner, or any lessee, employee, agent or contractor of any of them acting under or pursuant to this instrument including, without limitation, injury (including death) to persons and damage to property.

         Before entering upon an easement area on land of another parcel owner in connection with any such excavation, construction or other work, the party making such entry or on whose behalf such entry is to be made shall furnish the affected parcel owner with a certificate of public liability insurance in an amount not less than $1,000,000 (which may be under a blanket or umbrella policy or policies, so-called) bearing an endorsement naming the affected parcel owner as an insured thereunder and specifically insuring the liability of such party under this paragraph, and thereafter shall keep such insurance coverage in full force and effect during the period of the work. Such certificate shall provide for 30-days advance notice to the affected parcel owner in the event of cancellation of coverage.

         With respect to the use of New England Business Center Drive, each parcel owner within NEBC shall carry its own general public liability insurance in connection therewith in an amount not less than $1,000,000 per individual and $3,000,000 per occurrence.

15.      Taxes. Each parcel owner shall pay for taxes, charges and assessments
         ------
         upon the easement areas situated on its respective parcel.


16.      Rights of Mortgagees. Any mortgagee who acquires title to a parcel, by
         ---------------------
         foreclosure or by deed in lieu of foreclosure, shall acquire title subject to all the terms, provisions and restrictions of this Agreement and shall be liable during the period of its ownership of the parcel for the performance of all obligations to be performed by the owner of such parcel under this Agreement; provided, however, any such mortgagee shall not be liable (a) for the performance of any obligation under this Agreement required to be performed by the owner prior to acquisition of title by such mortgagee; or (b) for the performance of any obligation under this Agreement required to be performed by the owner after such mortgagee has disposed of its interest in such parcel.

17.      Notices. Any notice, consent, approval, election or demand permitted or
         --------
         required under this Agreement shall be made in writing, signed by the party giving such notice, consent, approval, election or demand, and shall be deemed sufficiently given three (3) business days following the date the same is (i) sent by registered or certified mail, postage prepaid, return receipt requested, to the party for which such notice is intended, at the address as may be designated by notice given in conformity with the terms of this Section 17 or (ii) sent to such address via a recognized commercial delivery service for next-day delivery (provided the sender of such notice shall have received a written receipt from such delivery service of acceptance by such commercial service of such notice, consent, approval, election or demand for delivery):

         As to Declarant and the Park Manager:

                   c/o National Development Associates,Inc.
                               199 Wells Avenue
                               Newton, MA 02159
                           ATTN: Property Management
         and with respect to future parcel owners within NEBC, to such other persons, including mortgagees, and such other addresses as shall from time to time be designated by like notice to the parties hereto.

         Each notice, consent, approval, election or demand permitted under this Agreement to be sent to any party shall also be sent to each of the mortgagees entitled to receive a duplicate copy if sent to such party, and such notice, consent, approval, election or demand shall not be effective unless sent to each such mortgagee whose name and address has been given to the Declarant and the Park Manager as aforesaid.

18.      Notice of Default to Mortgagees. Whenever any party gives a notice to
         --------------------------------
         another party of any default of such other party's obligations under this Agreement, the sending party shall send a copy of such notice to each mortgagee who is entitled to receive notices in respect of the defaulting party as provided in Section 17 hereof. Notwithstanding any provision contained herein to the contrary, each mortgagee entitled to receive such notices in respect of any such defaulting party shall have an additional ten (10) days beyond the time that any monetary default would otherwise become delinquent in respect of the defaulting party, to cure any such default; and an additional thirty (30) days, beyond the time that any non-monetary default of any such defaulting party would otherwise become delinquent, to cure any such default.

19.      Estoppel Certificates. The Park Manager agrees, from time to time, upon
         ----------------------
         not less than thirty (30) days' prior written notice by any other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Agreement is unmodified and in full force and effect and that the certifying party has no defenses, offsets or counterclaims against its obligations hereunder, and that, to the best of its knowledge, there are no uncured defaults of any other party under this Agreement (or if there have been any modifications, that the same is in full force and effect as modified, and stating the modifications and, if there are any defenses, offsets, unpaid charges, counterclaims or defaults, setting them forth in reasonable detail). Any such statement delivered pursuant to this
         Section 19 may be relied upon by any prospective purchaser, lessee, or mortgagee of all or any part of a parcel (or leasehold therein) owned by the requesting party, or any prospective assignee of any mortgagee of any such parcel, portion thereof or leasehold therein.

20.      Pro-ration of Real Estate Taxes. Until each parcel shown on the
         --------------------------------
         Subdivision Plan is separately assessed for real estate taxes by the Town of Andover, each parcel shall be responsible for its pro rata portion of the total tax bill for NEBC (a) based upon square footage in the case of land value and (b) as reasonably determined by the Park Manager in the case of improvements.

21.      Limited Liability. Except as herein otherwise expressly provided, the
         ------------------
         owner of any parcel within NEBC shall be liable only for any breach of such owner's obligations hereunder occurring during such owner's period of ownership thereof. In no event shall any partner, trustee, principal, officer, director, shareholder, employee or agent of or in any owner or mortgagee have or incur any personal liability for any of the liabilities or obligations of any owner or mortgagee and no personal judgment shall be sought, levied or enforced against any such person individually, it being understood and agreed by the Declarant and the Park Manager that their recourse hereunder shall be limited to the interest of any owner or mortgagee in its parcel and the assets of such entity itself. Notwithstanding the foregoing, a mortgagee who has acquired title to a parcel by foreclosure shall not be personally liable hereunder provided, however, that such mortgagee shall first apply any monies received from a foreclosure or other sale to payments due hereunder for charges which have accrued during the mortgagee's period of ownership prior to the mortgagee applying any such monies to the mortgage debt or otherwise retaining the same.

22. Successors and Assigns: Covenant Running with the Land. The rights and obligations herein contained shall inure to the benefit of and be binding upon Declarant and its successors and assigns as owners from time to time of all or any portion of parcels 1, 2, 3, 4, 5 or 6, respectively, and shall be covenants running with the land. A mortgagee of a parcel who comes into possession of a parcel, and any purchaser at the foreclosure sale or grantee of a deed in lieu of foreclosure, shall be deemed a successor to such party and thereafter be deemed such "party" hereunder. Any mortgage or deed of trust upon the fee of any parcel shall be subordinate to this Agreement; however, no amendment or modification of this Agreement shall be effective without the prior written consent of any mortgagee holding a mortgage upon a parcel.

23.      Ownership of New England Business Center Drive. Declarant hereby grants
         -----------------------------------------------
         to Parcel 1, Parcel 2, Parcel 3, Parcel 4, Parcel 5 and Parcel 6, as appurtenant thereto, an undivided one-sixth (1/6) interest as tenants in common in and to New England Business Center Drive as shown on the Subdivision Plan, subject to the rights and easement affecting the same created hereunder. If the parcels on the Subdivision Plan are changed through consolidation or resubdivision, the fractional ownership interest appurtenant to each parcel shall ipso facto be deemed to be a new fraction of which the numerator shall be one (1) and the denominator shall be the number of parcels within NEBC. Such fractional ownership interest can be alienated, conveyed or transferred only as part of the parcel to which it is appurtenant, excepting only a conveyance by all of the parcel owners within NEBC of the fee interest in New England Business Center Drive to the Town of Andover or to a similar public authority. In confirmation of the foregoing, the Declarant shall include such fractional interest as an appurtenant right in the deed to a third party of each parcel within NEBC.

24.      No Merger. The rights and easements hereby created shall not merge into
         ----------
         the title of any benefited land notwithstanding common ownership of any parcels, or any part thereof.

25.      Captions. The captions of this Agreement are inserted only as a matter
         ---------
         of convenience and for reference. They do not define, limit or describe the scope or intent of this Agreement, and they shall not affect the interpretation hereof.

26.      Severability. If any provision of this Agreement shall to any extent to
         -------------
         invalid or unenforceable, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

27.      Governing Laws. This Agreement shall be construed and governed in
         ---------------
         accordance with the laws of the Commonwealth of Massachusetts.

28.      Dedication. Nothing herein contained shall be deemed to be a gift or
         -----------
         dedication of any part of the real estate affected hereby to the general public or for the general public or for any public purpose whatsoever, it being the intention of the parties that this Agreement shall be strictly limited to and for the purpose herein expressed.

29.      Written Consent Required. Whenever a consent or approval of the owner
         -------------------------
         of any parcel is required hereunder, the consent of the construction or permanent mortgagee in connection with such parcel also shall be required. Whenever a party or a construction or permanent mortgagee is requested to consent to or approve of any matter with respect to which its consent or approval is required by this Agreement, such consent or approval shall be given in writing, and shall not be unreasonably withheld or delayed.

30.      Amendment. This Agreement may be amended or otherwise modified only by
         ----------
         a writing signed and acknowledged by each separate parcel owner within NEBC and recorded with said Deeds.

31.      Counterparts. This Agreement may be signed in several counterparts,
         -------------
         each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument.

         EXECUTED under seal as of the day and year first above written.

                                NEW ENGLAND BUSINESS CENTER REALTY TRUST

                                By  /s/ Thomas M. Alperin
                                -----------------------------------------------
                                    Thomas M. Alperin, as Trustee as aforesaid
                                    and not individually

                                By  /s/ Theodore R. Tye
                                -----------------------------------------------
                                    Theodore R. Tye, as Trustee as aforesaid
                                    and not individually

                                By  /s/ John P. Fenney
                                -----------------------------------------------
                                    John P. Fenney, as Trustee as aforesaid
                                    and not individually

                                By  /s/ Julia B. Marciano
                                -----------------------------------------------
                                    Julia B. Marciano, as Trustee as aforesaid
                                    and not individually


National Development Asset Management, Inc. joins herein for purposes of agreeing to perform the obligations of Park Manager hereunder.

                                National Development Asset Management, Inc.

                                By  /s/ Thomas M. Alperin
                                ------------------------------------------------
                                    Thomas M. Alperin,
                                    its Executive Vice President

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                   Oct. 18  , 1988

         Then personally appeared the above-named Thomas M. Alperin and acknowledged the foregoing instrument to be his free act and deed as trustee as aforesaid, before me.


                                    /s/ Patricia A. Tuohy
                                    --------------------------------------------
                                    Notary Public
                                    My Commission Expires:  2/1/91

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                   Oct. 19  , 1988

         Then personally appeared the above-named Theodore R. Tye and acknowledged the foregoing instrument to be his free act and deed as trustee as aforesaid, before me.


                                    /s/ Meredith G. Brewer
                                    --------------------------------------------
                                    Notary Public
                                    My Commission Expires:  1/22/94

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                   October 20 , 1988

         Then personally appeared the above-named John P. Feeney and acknowledged the foregoing instrument to be his free act and deed as trustee as aforesaid, before me.


                               /s/ Robert A. <unreadable>
                               -------------------------------------------------
                               Notary Public
                               My Commission Expires:  1/6/95


                          COMMONWEALTH OF CONNECTICUT

Hartford, ss.                                                  Oct. 19  , 1988

         Then personally appeared the above-named Julia B. Marciano and acknowledged the foregoing instrument to be her free act and deed as trustee as aforesaid, before me.


                                /s/ Paula A. Grimaldi
                                ------------------------------------------------
                                Notary Public
                                My Commission Expires:  3/31/91


Recorded Oct.21, 1988 at 1:36PM  #25654

                                   EXHIBIT E
                                      to

                         ----------------------------

                        ERISA Parties in Interest List
                        ------------------------------
                              Separate Account R
                              ------------------


1.       Treasurer of the State of North Carolina

2.       The United Nations Joint Staff Pension Fund

3.       Maryland State Retirement System

4. International Bank for Reconstruction and Development World Bank Pension Department (Staff Retirement Plan 1)

5.       The School Employees Retirement Board of Ohio

6.       International Monetary Fund as Trustee of the Staff Retirement Plan

7.       Public School Teachers Pension & Retirement Fund of Chicago



PLEASE BE ADVISED THAT THE PRECEDING IS A LIST OF RETIREMENT PLANS WHICH MAY HAVE AN INTEREST IN SEPARATE ACCOUNT R AS OF THE DATE HEREOF IN EXCESS OF TEN PERCENT (10%). THIS EXHIBIT IS SUBJECT TO CHANGE AS HOLDERS OF INTERESTS ARE EITHER ADDED OR SUBTRACTED OR THE PERCENTAGE INTEREST HELD BY ANY PLAN CHANGES.



                                                       As of January 1, 1998